UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2014

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2014, the Compensation Committee, or the Committee, of the Board of Directors of PAREXEL International Corporation, or the Company, approved targets under the Company's Management Incentive Plan, or MIP, for the fiscal year ending June 30, 2015, or Fiscal Year 2015. Under the MIP for Fiscal Year 2015, incentives of the executive officers disclosed in our Proxy Statement, dated October 25, 2013, or the Named Executive Officers, are based on the achievement of corporate, business unit and personal goals. The corporate goals set by the Committee include specific earnings per share, or EPS, and net new business award, or NBA, objectives, and the business unit objectives are based on achieving predetermined business unit operating margin, or BOM, and customer satisfaction objectives. Personal goals collectively constitute 20% of each executive's Fiscal Year 2015 MIP opportunity. For Fiscal Year 2015, corporate and business unit goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For executives to be awarded any payment under the corporate EPS or BOM elements of the Fiscal Year 2015 MIP, at least 90% of the targeted value has to be attained. For executives to be awarded any payment under the NBA element of the Fiscal Year 2015 MIP, greater than 95% of the targeted value has to be attained. Over-achievement of certain goals enables an individual to earn more than 100% of the targeted MIP. However, to the extent any such overachievement payment would cause the Company to miss its targets, that payment is reduced.
The metrics for Fiscal Year 2015 bonus opportunities under the Company's MIP for the Named Executive Officers, excluding personal goals, are as follows: Josef von Rickenbach has a target bonus equal to 110% of base salary and can achieve a maximum bonus of 130.0% of his target bonus (or 143.0% of his base salary), based upon NBA and EPS metrics; Ingo Bank has a target bonus equal to 55% of base salary and can achieve a maximum bonus of 132.5% of his target bonus (or 72.9% of his base salary), based upon NBA and EPS metrics; Mark A. Goldberg has a target bonus equal to 65% of base salary and can achieve a maximum bonus of 125% of his target bonus (or 81.25% of his base salary), based upon NBA, EPS and customer satisfaction metrics; and Douglas A. Batt has a target bonus equal to 45% of base salary and can achieve a maximum bonus of 131.25% of his target bonus (or 59.1% of his base salary), based upon NBA and EPS metrics.
In addition, the Committee granted awards of performance restricted stock units to certain of the Named Executive Officers that include vesting provisions that are based upon the achievement of Company financial performance metrics and the passing of time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014	PAREXEL International Corporation
By:	/s/ Douglas A. Batt
Douglas A. Batt SVP, General Counsel & Secretary